Exhibit 21

CNX RESOURCES CORPORATION
SUBSIDIARIES
As of February 1, 2024

(In alphabetical order)

Buchanan Generation, LLC (a Virginia limited liability company)
Cardinal States Gathering Company (a Virginia limited liability company)
CSG Holdings I LLC (a Delaware limited liability company)
CSG Holdings II LLC (a Delaware limited liability company)
CSG Holdings III LLC (a Delaware limited liability company)
CNX Gas Company LLC (a Virginia limited liability company)
CNX Gas Holdings, LLC (a Delaware limited liability company)
CNX Gas LLC (a Delaware limited liability company)
CNX Green Ventures LLC (formerly CNX Investments LLC) (a Delaware limited liability company )
CNX Land LLC (a Delaware limited liability company)
CNX Resource Holdings LLC (a Delaware limited liability company)
CNX Water Assets LLC (formerly CONSOL of WV LLC) (d/b/a CONVEY Water Systems) (a West Virginia limited liability Company)
Mon-View, LLC (a West Virginia limited liability company)
Pocahontas Gas LLC (a Delaware limited liability company)
CNX Gathering LLC (a Delaware limited liability company)
CNX Midstream GP LLC (a Delaware limited liability company)
CNX Midstream Partners LP (a Delaware limited partnership)
CNX Midstream Operating Company LLC (a Delaware limited liability company)
CNX Midstream DevCo I GP LLC (a Delaware limited liability company)
CNX Midstream DevCo I LP (a Delaware limited partnership )
CNX Midstream SP Holdings LLC (a Delaware limited liability company)